EXHIBIT 4.14

                     UNITED COMPANIES FINANCIAL CORPORATION
                     8 3/8% Subordinated Notes due July 1, 2005




REGISTERED                                                       REGISTERED

No. R-1
CUSIP 909870AC1


                    If this Note is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     UNITED COMPANIES FINANCIAL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Louisiana (herein called the "Company", which term includes any successor corporation under the Indenture, as defined on the reverse side hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 (ONE HUNDRED FIFTY MILLION DOLLARS) on July 1, 2005 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on January 1 and July 1 of each year, commencing January 1, 1998, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note, from the January 1 or July 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from June 20, 1997, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any December 15 or June 15, as the case may be, and before the following January 1 or July 1, this Note shall bear interest from such January 1 or July 1. The interest so payable on January 1 or July 1 will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date, which shall be December 15 or June 15 (whether or not a Business Day) next preceding such January 1 or July 1, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Payment of the principal of, and premium, if any, on, this Note will be made in immediately available funds upon surrender of the Notes at the Corporate Trust Office of the Trustee. Interest will be paid by check mailed to the address of the Person entitled thereto as it appears in the Security Register on the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States.

     THIS NOTE SHALL BE DEEMED A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  June 20, 1997
                                             UNITED COMPANIES
                                             FINANCIAL CORPORATION




                                             By:/s/ Laura T. Martin
                                                ------------------------------
                                               Title:Senior Vice President &
                                                    Treasurer

                                             Attest


                                             By:/s/ Gordon S. LeBlanc, Jr.
                                                 ------------------------------
                                               Title:Vice President & Assistant
                                                     Treasurer

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
This is one of the series
of Debt Securities issued under the
within mentioned Indenture.

THE BANK OF NEW YORK
  As Trustee

By:/s/ Marie E. Tromboli
   --------------------------------
  Title:Assistant Treasurer

                             [REVERSE SIDE OF NOTE]

                     UNITED COMPANIES FINANCIAL CORPORATION
                     8 3/8% Subordinated Notes Due July 1, 2005


     This Note is one of a duly authorized issue of Debt Securities of the Company designated as its 8 3/8% Subordinated Notes due July 1, 2005 (herein called the "Notes"), limited in aggregate principal amount to $150,000,000, issued and to be issued under an Indenture dated as of February 19, 1997, as amended and supplemented by the First Supplemental Indenture dated as of June 20, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount with like terms and conditions, will be issued to the designated transferee.

     The Notes are issuable only as registered Notes without Coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes with like terms and conditions of different authorized denominations, as requested by the Holder surrendering the same.

     Except as otherwise provided in the Indenture, no service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default shall occur with respect to the Notes, the principal of all the Notes, plus accrued and unpaid interest, may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture, voting separately, to enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture of such Debt Securities, or Coupons, if any; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby, (i) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Debt Security, or reduce the principal amount thereof, or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made regarding any Coupon, or change the Currency or Currencies in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof, (ii) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the Holders of which are required to consent to any such supplemental indenture, or (iii) modify any of the subordination provisions set forth in the Indenture in a manner adverse to the Holders. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series, on behalf of the Holders of all the Debt Securities of any such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. No supplemental indenture shall adversely affect the rights of any holder of Senior Indebtedness without the consent of such holder.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or any part thereof, or of indebtedness represented hereby, or upon any obligation, covenant or agreement of the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, either directly or indirectly through the Company, or any such predecessor or successor corporation whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture or any indenture supplemental thereto and this Note are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any such incorporator, stockholder, officer or director, past, present or future, of the Company or any predecessor or successor corporation, either directly or indirectly through the Company or any such predecessor or successor corporation, because of the indebtedness authorized under the Indenture or under or by reason of any of the obligations, covenants, promises or agreements contained in the Indenture or in this Note or to be implied therefrom or herefrom; and that any such personal liability, by the acceptance hereof and as part of the consideration for the issue hereof, is expressly waived and released.

     All terms used in this Note which are defined in this Note shall have the meanings assigned to them in the Indenture.

     The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws and regulations:

                  TEN COM --           as tenants in common
                  TEN ENT --           as tenants by the entirety
                  JT TEN  --           as joint tenants with right of
                                       survivorship and not as tenants
                                       in common
                  UNIF GIFT
                  MIN ACT --                                        Custodian
                                       ----------------------------
                                          (Cust)



                                       ----------------------------
                                          (Minor)
                                       under Uniform Gifts to Minors Act


                                       (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE





 (Name and Address of Assignee, including zip code)



the within Note, and all rights thereunder, hereby irrevocably constituting and appointing



  Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

     The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad- 15.